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EXHIBIT 1A-12

LEGAL OPINION OF KENDALL ALMERICO

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ALMERICO LAW

KENDALL A. ALMERICO P.A.

ATTORNEY AT LAW

CROWDFUNDING LAW w JOBS ACT w REGULATION A w REGULATION CF w PRIVATE EQUITY w CORPORATE LAW

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June 18, 2019

Allison Green

Chief Executive Officer

Brew Dog USA, Inc.

96 Gender Rd

Canal Winchester, OH 43110

Re: BrewDog USA Inc.

Dear Ms. Green:

In connection with the Regulation A offering Common Stock for BrewDog USA Inc. dated June 18, 2019, please accept this letter as my opinion under the laws of the state of Delaware as to the legality of the securities covered by the Offering Statement.

It is my opinion that under the laws of the state of Delaware, the Common Stock offered will, when sold, be legally issued, fully paid and non-assessable.

Very truly yours,

/s/ Kendall A. Almerico

Kendall A. Almerico

Washington DC Office     1440 G Street NW     Washington DC 20005

Cell: (813) 309-6258

Office: (202) 370-1333

E-mail: AlmericoLaw@gmail.com

www.Almerico.com

Member of the Florida Bar

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